                                                                  EXHIBIT 11.1

                         LANDSTAR SYSTEM, INC. AND SUBSIDIARY
                       CALCULATION OF EARNINGS PER COMMON SHARE
                       (In thousands, except per share amounts)
                                       (Unaudited)


                                                  Fiscal Years Ended
                                       December 29,  December 30,  December 25,
                                          2001           2000          1999
                                       ------------  ------------  ------------



Net income                            $     42,794   $     45,194  $     45,937
                                      ============   ============  ============




Average number of common shares
    outstanding                              8,336          8,781         9,982
                                      ============   ============  ============




Earnings per common share             $       5.13   $       5.15  $       4.60
                                      ============   ============  ============









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